UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dorado Reef, E21 Calle Las Palmas Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

610 Uptown Blvd. Suite 2000 Cedar Hill, TX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2020, MOJO Data Solutions, Inc., a Puerto Rican corporation (OTC PINK: “MJDS”), entered into an Agreement with Joseph Spiteri to purchase the control block of MJDS from Noe Lopez and Wade Decker consisting of 70 million preferred A shares. Both Noe and Wade each sold 35 million shares.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 14, 2021, MOJO Data Solutions, Inc has retained Keith K. Zhen CPA, to act as CPA for the company to do the financial reporting as the company moves from non-reporting to reporting, OTC Pink Current.

Item 5.01 Changes in Control of Registrant

On August 4, 2020, Joseph Spiteri was appointed Chairman of the Board of Directors and Chief Executive Officer of MOJO Data Solutions, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2020, Noe Lopez resigned as CEO and Chairman of the Board of MOJO Data Solutions, Inc.

On August 4, 2020, Wade Decker resigned as a director of MOJO Data Solutions, Inc.

For the most up to date company information:

https://www.otcmarkets.com/stock/MJDS/disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: September 20, 2021	By:	/s/ Joseph Spiteri
Joseph Spiteri
Chief Executive Officer